Exhibit 23(b)



                    CONSENT OF COOPERS & LYBRAND L.L.P.,
                          INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Emerson Electric Co. of our report dated January 24, 1997 on our audits of the consolidated financial statements of Computational Systems, Incorporated as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in Computational Systems, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                    /s/ Coopers & Lybrand L.L.P.
                                    ----------------------------
                                    COOPERS & LYBRAND L.L.P.

Knoxville, Tennessee
November 24, 1997